EXHIBIT 99.1

JLL
Income Property Trust™

Quarterly Report for the period ended March 31, 2015

EXECUTIVE SUMMARY

In the first quarter 2015, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.11209 on Class M shares, $0.09447 on Class A shares, $0.11935 on Class M-I shares and $0.11223 on Class A-I shares[1];
- Increased portfolio occupancy to 98%;
- Realized 0.85% share appreciation resulting primarily from net increases in underlying property values;
- Achieved net Q1 returns of 1.91% on Class M shares, 1.75% on Class A shares, 2.08% on Class M-I shares and 2.01% on Class A-I shares;
- Raised $51 million in new capital; and
- Launched our new website: www.jllipt.com.

Returns Summary[2]

	Class M	Class A	Class M-I	Class A-I
Q1 Return (Gross)	2.08%	2.08%	2.08%	2.08%
Q1 Return (Net)	1.91%	1.75%	2.08%	2.01%
2015 YTD Return (Gross)	2.08%	2.08%	2.08%	2.08%
2015 YTD Return (Net)	1.91%	1.75%	2.08%	2.01%
Since Inception Return (Gross)	7.01%	7.01%	-	-
Since Inception Return (Net)	6.57%	5.97%	-	-

Distribution Summary

Q1 Distribution per Share (Net)	$0.11209	$0.09447	$0.11935	$0.11223

NAV

NAV per Share[3] (on 3/31/15)	$10.66	$10.64	$10.67	$10.67

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. Return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. Net returns shown in the table are net of Company expenses, advisory fees and share class specific fees. Gross returns shown in the table are net of Company expenses and advisory fees.

[3] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[4]	$894 million
Net Asset Value (NAV)	$551 million
Company Leverage Ratio	38%
Number of Properties	24
Total Square Feet, Apartment Units and Parking Stalls	4.6 million sq. ft., 803 units & 706 stalls
Geographic Diversification	10 States and Canada
Portfolio Occupancy	98%
Average Remaining Lease Term[5]	7.4 years
Investment Strategy	Diversified - Core
Inception Date[6]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[4] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[5] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[6] The initial offering went effective on October 1, 2012 at an offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 3/31/2015

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

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Financing Activity Disposing of higher loan-to-value investments, extinguishing near term and often times higher rate debt, and acquiring new properties with no or low leverage has allowed us to achieve a new record low Company leverage ratio of 38%. Our weighted average interest rate on our outstanding loans has increased from 4.2% at the end of 2014 to 4.6% as of March 31, 2015 as we retired over $80 million of lower cost floating rate debt that also had risks associated with increasing interest rates. On January 27, 2015, we disposed of four student-oriented apartment properties and retired the related mortgage loans totaling approximately $71 million. At sale, these four properties were at 59% loan-to-value. On March 20, 2015 we retired the $9.2 million mortgage loan secured by South Beach Parking Garage in advance of the March 2017 maturity date. These two transactions together retired nearly 40% of our nearer term debt maturities for the next three years. Generally, using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining the 30-50% Company leverage ratio range during 2015, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. Occupancy Enhancing the operational performance of our properties continues to be one of the key priorities of our asset management team. At quarter end, our total portfolio occupancy was stable at 98% and increased 1% from the prior year. Looking at each operating segment, which we define as our primary property types, our apartment occupancy increased 1% from the prior quarter and prior year to 96%. Our industrial occupancy remained unchanged at 100% this quarter, the twelfth consecutive quarter having our industrial segment fully occupied. We continued to maintain our office occupancy around 96% for the quarter and in line with the prior year. Our retail occupancy was stable at 97% this quarter and increased 3% compared to last year primarily due to the sale of a non- grocery anchored property in 2014. In all cases, our segment occupancies compare well with national averages of 95% for apartments, 90% for industrial, 86% for office and 94% for retail. Disposition Strategy On January 27, 2015, we sold, as a portfolio, four of our student housing properties for approximately $123 million and prepaid $71 million in loans associated with those properties. This sale was in keeping with our strategy to reduce our company leverage as these properties had a combined LTV of approximately 59%. Additionally, bundling the four properties together allowed us to realize a portfolio premium over what we believe we would have received had we sold each of the properties individually. 2 Quarterly Report | March 31, 2015 Distributions On February 6th and May 1st we paid gross distributions of $0.12 per share related to the fourth quarter of 2014 and first quarter of 2015. Our current quarterly distribution provides an annualized distribution to our stockholders of 48 cents per share. For the rolling four quarters ending with this first quarter, our FFO to dividends paid coverage was 132% and our AFFO to dividends paid coverage was 124%. On May 5, 2015, our board of directors approved a gross distribution for the second quarter of 2015 of $0.12 per share to stockholders of record as of June 29, 2015, payable on or around August 7, 2015. Gross distributions will be reduced by share class specific fees. Share Value The NAV per share of our Class M, Class A, Class M-I and Class A-I shares as of March 31st was between $10.64 and $10.67 per share. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns For the quarter ended March 31, 2015, share appreciation of 0.85%, combined with a cash return of 1.04% and 0.88%, generated a net total return of 1.91% and 1.75% for Class M and A shares, respectively. PORTFOLIO UPDATE In the first quarter we continued to add value to our portfolio through active asset management. Particularly noteworthy accomplishments include the disposition of four of our student housing properties and the prepayment of a loan in advance of its maturity date reducing our Company leverage to 38%. Acquisition Activity We closed no new acquisitions in the first quarter. Target acquisitions remain well-located, well-leased industrial properties and grocery-anchored community oriented retail properties. We also intend to rebuild our multifamily allocation by acquiring conventional apartments that may provide growth to our portfolio as our economy continues to expand. To that end, we successfully acquired a multi-tenant, two-building industrial portfolio shortly after quarter end. See the 2015 Activities to Date section, below, for the details of that acquisition. Leasing Activity Our weighted average lease duration at March 31, 2015 was 7.4 years, up 1.8 years from March 31, 2014. We view extending our lease duration as strategically important for our portfolio as it is an indication of the reliability of our earnings. COMPANY UPDATE For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

JLL Income Property Trust

Though we anticipate holding most of our properties for an extended period, we continually monitor each investment within the portfolio, and the overall portfolio composition, for appropriateness in meeting our investment objectives.

PORTFOLIO DIVERSIFICATION (BY VALUATION)

By Property Type


14%
Apartment
24%
Industrial
23%
Retail
34%
Office
5%
Other

By Geographic Region


33%
South
11%
Midwest
32%
West
4%
International
20%
East

2015 Activities to Date

On April 15, 2015, we acquired DFW Distribution Center, a two building, 643,000 square foot, multi-tenant industrial portfolio for approximately $44.3 million. The property is located in Grapevine, Texas just five miles from Dallas/Fort Worth International Airport, the fourth-busiest airport in the world. The two-building portfolio is 100% leased to six tenants with a weighted average lease term of approximately four years. We are comfortable with adding a few shorter duration leases to our portfolio as this is a multi-tenant property with a good mix of lease durations ranging from six years at the long end to two years at the short end.

On May 5, 2015, our board of directors approved a gross distribution for the second quarter of 2015 of $0.12 per share to stockholders of record as of June 29, 2015, payable on or around August 7, 2015.

We have launched our new website (www.jllipt.com) which contains pertinent investor information, an interactive map with photographs and descriptions of each of our properties, and our most recent investor-approved materials. The site will serve as a convenient source of up-to-date information on the Company.

Outlook

Overall, we are extremely pleased with our first quarter accomplishments. We now own 26 different properties in our portfolio, comprised of 11 industrial warehouses, 4 grocery anchored retail centers, 6 office buildings, 3 apartment complexes and 2 parking facilities. It is worth noting that over the last two years we have sold 21 different properties, all at arms-length market determined pricing all of which closed within 1% of our most recent independent appraised value. We believe those sales speak volumes to the credibility of our valuation methodologies and ultimately should translate to confidence in our daily NAV.

Since 2012, we have raised over $400 million of new capital. We have also disposed of 21 non-strategic properties generating approximately $310 million in sale proceeds. With this capital we have acquired 14 new properties (all of these more in keeping with our go-forward strategy) investing approximately $385 million. We also repaid or refinanced over $280 million in higher interest rate and higher loan-to-value loans and repurchased more than $125 million of our shares, returning capital to stockholders that desired liquidity or chose to reduce their allocations to core real estate.

Lastly, we remain the preferred daily NAV core real estate offering in the marketplace attracting nearly as much capital as all of our competitors combined. We have also significantly expanded our distribution partnerships, which now span ten different wealth management platforms representing wirehouses, private trust banks, RIA's and major national independent broker dealers.

Positive forecasts for the U.S. economy and U.S. real estate, including continued job growth, low interest rates, active capital markets, declining vacancy rates and moderate levels of new construction, give us much to look forward to for the remainder of 2015 as we continue to actively manage our portfolio of diversified core properties to provide attractive income returns to our stockholders.

LaSalle INVESTMENT MANAGEMENT®

CONTACT

We strive to keep you well informed regarding JLL Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

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4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Strategies undertaken by the Company are not intended to track any index and information on indices is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2015 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle. ARLYR7GX